[VENABLE LLP LETTERHEAD]

September 22, 2006

Legg Mason Partners Investment Funds, Inc.

125 Broad Street

New York, New York 10004

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Re: Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to Legg Mason Partners Investment Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with the (A) sale and issuance of shares (the “Shares”) of Class A Common Stock, $.001 par value per share, Class B Common Stock, $.001 par value per share, Class C Common Stock, $.001 par value per share, Class Y Common Stock, $.001 par value per share and Class 1 Common Stock, $.001 par value per share (collectively, the “Shares”), of the Company, pursuant to (i) an Amended Plan of Reorganization, adopted by the Company, on behalf of its series Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value, Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value and Legg Mason Partners Multiple Discipline Funds All Cap and International (collectively, the “Multiple Discipline Acquired Funds”) and Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value (the “Acquiring Fund”) (the “Amended Plan”) and (ii) an Amended Agreement and Plan of Reorganization, by and among the Company, on behalf of its series Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value, Legg Mason Partners Investment Series, on behalf of its series Legg Mason Partners Growth and Income Fund, and Legg Mason Partners Fund Advisor, LLC (the “Advisor”) (the “Amended Agreement and Plan” and, together with the Amended Plan, the “Plans”), covered by the above referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “1933 Act”) and (B) the approval of an implementing amendment (the “Charter Amendment”) to the Company’s charter (the “Charter”) with respect to the Multiple Discipline Acquired Funds. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

Legg Mason Partners Investment Funds, Inc.

Willkie Farr & Gallagher LLP

September 22, 2006

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. The form of the Amended Plan (the “Form of Amended Plan”) and the form of the Amended Agreement and Plan (each, a “Form of Amended Agreement and Plan”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the authorization of the sale and issuance of the Shares and the approval of the Plan, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such

Legg Mason Partners Investment Funds, Inc.

Willkie Farr & Gallagher LLP

September 22, 2006

party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Prior to the issuance of any of the Shares, (1) Articles Supplementary classifying and designating the Shares will be filed by the Company and accepted for record by the SDAT and (2) the Charter Amendment will have been approved by the holders of the Multiple Discipline Acquired Funds and the corresponding Articles of Amendment will be filed by the Company and accepted for record by the SDAT (collectively, the “Corporate Proceedings”).

6. The Amended Plan will not differ in any manner relevant to this opinion from the Form of Amended Plan. The Amended Agreement and Plan will not differ in any manner relevant to this opinion from the Form of Amended Agreement and Plan.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each series and class of Common Stock, $.001 par value per share (the “Common Stock”), of the Company, issued and outstanding will not exceed the total number of shares of each series and class of Common Stock that the Company is then authorized to issue under the Charter), when and if issued and delivered against payment therefor in accordance with the Resolutions, the respective Plans and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to

Legg Mason Partners Investment Funds, Inc.

Willkie Farr & Gallagher LLP

September 22, 2006

compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/    Venable LLP